As filed with the Securities and Exchange Commission on April 5, 2005 -
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    PHC, INC.
             (Exact name of registrant as specified in its charter)

     Massachusetts                                          04-2601571
 (State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                       identification no.)

                  200 Lake Street, Suite 102, Peabody, MA 01960
               (Address of principal executive offices) (Zip Code)

                       2003 Stock Purchase and Option Plan
                  2004 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

              Bruce A. Shear, President and Chief Executive Officer
                                    PHC, Inc.
                           200 Lake Street, Suite 102
                                Peabody, MA 01960
                     (Name and address of agent for service)

                                 (978) 536-2777
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Steven A. Cohen, Esq.
                                 Arent Fox, PLLC
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339
                                 (202) 857-6000


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
                         CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum    Proposed Maximum       Amount of
 Title of Securities    Amount to be   Offering Price Per  Aggregate Offering    Registration
   to be Registered    Registered (1)     Share (2)             Price (2)            Fee

Class A Common
  Stock, $.01
  par value           1,650,000 shares       $1.94             $3,201,000          $765.04

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. This Registration Statement constitutes the latest registration statement of a combined prospectus pursuant to rule 429 of the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h)(1), on the basis of the average of the bid and asked price of the Class A Common Stock as reported on the Nasdaq Bulletin Board on March 14, 2005.

(3) This Registration Statement also covers 2,023,750 shares of Common Stock pursuant to rule 429 of the General Rules and Regulations of the Securities Act of 1933, of which 430,000 shares were registered in Registration Statement #333-1458 effective February 16, 1996, 770,000 were registered in Registration Statement #333-74373 effective March 12, 1999, 1,050,000 were registered in Registration Statement #333-81528, effective January 29, 2002 and 600,000 were registered in Registration Statement #333-102402, effective January 8, 2003 for which filing fees were previously paid. This number reflects a reduction of 826,250 shares of Class A common stock registered in the listed Registration Statements, which were to have been issued upon the exercise of options which have expired or options that were not issued prior to the expiration of the previous option plans.


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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

          * Information about the Registrant required by Part I, Items 1 and 2 to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

     2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2004 and December 31, 2004.

     3. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the above referred to annual report; and

     4. The description of the Registrant's Class A Common Stock from the Company's Registration Statement on Form S-3/2 File #333-117146 brought effective by the Commission on October 7, 2004.

     In addition, all documents filed by the Registrant after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities
             Not  applicable.

     Item 5. Interests of Named Experts and Counsel
             Not applicable.

     Item 6. Indemnification of Officers and Directors

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or


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
resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Company during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations where a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 7. Exemption from Registration Claimed.
        Not applicable.

Item 8. Exhibits.

          10.41 The Company's 2003 Stock Purchase and Option Plan.

          10.42 The Company's 2004 Non-Employee Director Stock Option Plan.

          5.1  Opinion of Arent Fox, PLLC (counsel)

          23.1 Consent of BDO Seidman, LLP (independent registered public accounting firm)

          23.2 Consent of Woods & Dwyer P.L.C., (independent auditors)

          23.3 Consent of Arent Fox, PLLC (counsel) included in exhibit 5.1

          24.1 Power of Attorney: included on signature page

Item 9. Undertakings

          The  Registrant hereby undertakes that it will:

     1. file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to

          i. include any prospectus required by section 10(a)(3) of the Securities Act;

          ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          iii. include any additional or changed material information in the plan of distribution.

     2. for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     3. file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on the 5th day of April 2005.

                                 PHC, Inc.


                                 By:   /s/ Bruce A. Shear
                                           President & Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Shear, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on April 5, 2005 by the following persons in the capacities indicated.



        Signature                          Title                      Date
________________________        _______________________________   _____________

By: /s/ Bruce A. Shear          President and Chief Executive     April 5, 2005
                                Officer and Director (principal
                                executive officer)

By: /s/ Paula C. Wurts          Controller, Treasurer             April 5, 2005
                                and Assistant Clerk (principal
                                accounting and financial officer)

By: /s/ Gerald M. Perlow        Clerk and Director                April 5, 2005

By:     Donald E. Robar         Director                          April 5, 2005

By: /s/ Howard W. Phillips      Director                          April 5, 2005

By  /s/ William F. Grieco       Director                          April 5, 2005

By      David E. Dangerfield    Director                          April 5, 2005


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
                                INDEX TO EXHIBITS

Exhibit  Number            Description

  10.41  The Company's 2003 Stock Purchase and Option Plan.

  10.42  The Company's 2004 Non-Employee Director Stock Option Plan.

  5.1    Opinion of Arent Fox, PLLC (counsel)

  23.1 Consent of BDO Seidman, LLP (independent registered public accounting firm)

  23.2   Consent of Woods & Dwyer P.L.C., (independent auditors)

  23.3   Consent of Arent Fox, PLLC  (counsel) included in exhibit 5.1

  24.1   Power of Attorney: included on signature page

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